Exhibit 10.5

ASSURED SUPPLY AGREEMENT

BALL Aerospace & Technologies Corp. (“BALL”), a Delaware corporation with a place of business at 10 Longs Peak Drive, Broomfield, Colorado, and LightPath Technologies, Inc. (“SELLER”), a Delaware corporation with a place of business at 2603 Challenger Tech Court, Orlando, FL 32826 hereby enter into the following Assured Supply Agreement (“Agreement”) with an effective date of the last date of the signature hereto.

WHEREAS, BALL requires a reliable and assured supply of Fiber Mountings for Laser Communications applications (as more fully described in Exhibit A hereto) to meet its requirements (herein referred to as “Goods”); and

WHEREAS, SELLER has expertise in producing Goods that meet BALL’s requirements; and

WHEREAS, BALL is willing to purchase, and SELLER is willing to sell such Goods from time to time in accordance with the provisions of various requests for proposal (“RFP”) to be issued by BALL;

NOW THEREFORE, the parties agree that such RFPs shall be governed by the terms and conditions set forth below.

1.	RFPS. BALL may, from time to time, submit RFPs to SELLER soliciting bids for Goods to be delivered by SELLER in accordance with the terms of the RFP. SELLER agrees to submit a proposal/response to each BALL RFP (subject to BALL making a no bid decision), and, if selected, to supply such Goods to BALL. As consideration for SELLER’s agreement to submit such proposals/responses, BALL agrees to include SELLER on its bid list (unless otherwise prohibited by BALL’s customer) for all future bids for Goods covered by this Agreement. However, this Agreement does not require BALL to submit a minimum number of RFPs; each RFP shall be submitted solely at BALL’s discretion. As a condition precedent to BALL’s obligations under this section, SELLER must be on BALL’s list of approved bidders for the relevant RFP.

2.	TERM. Unless terminated earlier pursuant to the provisions of this Agreement, the term of this Agreement shall be three (3) years, with a termination date of September 30, 2008.

3.	PERFORMANCE AND DELIVERY SCHEDULES. Time is of the essence with respect to delivery and performances. Deliveries of Goods are to be made both in quantities and at time specified in BALL’s schedules. BALL may change or direct temporary suspension of delivery schedules at any time.

4.	NOTICES. All notices concerning the performance of this Agreement shall be delivered to:

To BALL:	Dana-Rene’ B. Randolph
1600 Commerce Street
Boulder, Co 80301

To SELLER:	LightPath Industries
Attn: Ken Brizel
2603 Challenger Tech Court #100
Orlando, Florida 32826

5.	RESTRICTIVE DATA. The use of BALL’s drawings, specifications or information by SELLER in the performance of this Agreement is expressly restricted to SELLER’s provision of Goods to BALL. Any other use or disclosure of this proprietary information of BALL is prohibited. BALL retains all rights in designs, drawings, specifications and other data or papers furnished SELLER in connection with this Agreement. Upon completion of the work, SELLER shall promptly return to BALL all designs, drawings, specifications and other data or papers furnished by BALL together with all copies or reprints then in SELLER’s possession or control.

6.	GOVERNING LAW. This Agreement shall be construed according to the laws of the state of Colorado, including its Uniform Commercial Code. All disputes between SELLER and BALL arising from this Agreement shall be resolved in the state or federal courts of said state. SELLER agrees that it is a “merchant” dealing in Goods of the kind involved in this Agreement. In the event of any conflict between the Agreement and the terms of an individual RFP, the RFP shall take precedence.

7.	WAIVER. BALL shall not be deemed to have waived any right, power, privilege or remedy unless such waiver is in writing and duly executed by it. No failure to exercise, delay in exercising or course of dealing with respect to any right, power, privilege or remedy shall be operate as a waiver thereof by BALL or of any other right, power, privilege or remedy. No exercise or partial exercise of any right, power, privilege or remedy shall preclude any other or further exercise thereof by BALL or the exercise of any other right, power, privilege or remedy by BALL.

8.	THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement.

9	GENERAL. This Agreement and RFPs issued pursuant to this Agreement contain the entire agreement of the parties with respect to the RFPs and Goods covered by this Agreement, and all previous contracts, purchase orders, proposals, discussions and communications relating to the RFPs and Goods covered by this Agreement are superseded except to the extent that they have been incorporated by direct reference. Neither this Agreement, nor any RFP issued hereunder, nor any of the rights or obligations under them may be delegated or assigned by SELLER, in whole or in part, by operation of law or otherwise, without BALL’s express written consent and any contrary action by SELLER shall be void and without effect. However, this agreement and all the terms hereof shall be binding on and inure to the benefit of the parties hereto, and to their respective legal representatives, successors, or assigns, including, but not limited to, any entities that may acquire the assets and/or equity of SELLER, with the same force and effect as if specifically mentioned in each instance where a party hereto is named. This Agreement may not be amended without BALL’s written consent. If any provision of this Agreement, whether a paragraph, sentence or a portion thereof, is determined by a court of competent jurisdiction to be null and void or unenforceable, such provision shall be deemed to be severed, and the remaining provisions of this Agreement shall remain in full force an effect. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation or construction.

ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN.

LightPath Technologies, Inc.	BALL AEROSPACE & TECHNOLOGIES CORP.

/s/ Kenneth Brizel	/s/ Scott Whitehill
Kenneth Brizel	Scott Whitehill
Its: President & CEO	Its: Director of Supply Chain Management

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